Exhibit 99.1

SPRING BANK PHARMACEUTICALS, INC.

35 Parkwood Drive, Suite 210

Hopkinton, MA 01748

(508) 473-5993

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                , 2020

THE BOARD OF DIRECTORS OF SPRING BANK PHARMACEUTICALS, INC.

SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Martin Driscoll and Lori Firmani, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Spring Bank Pharmaceuticals, Inc. (“Spring Bank”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the Special Meeting of stockholders, to be held at                , Eastern time on                , 2020 via live audio webcast at www.virtualshareholdermeeting.com/SBPH2020SM (the “Special Meeting”), and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or Internet, please read the directions below.

1.    Proposal to approve the issuance of Spring Bank common stock to holders of F-star Therapeutics Limited (“F-star”) share capital, including holders who purchase F-star securities prior to the closing of the Exchange (defined below), in accordance with the Share Exchange Agreement, dated as of July 29, 2020, by and among Spring Bank, F-star and the holders of issued and outstanding capital shares and convertible loan notes of F-star (the “Exchange”), in an amount representing more than 20% of the shares of Spring Bank common stock outstanding immediately prior to the Exchange, which shall also constitute stockholder approval of a change of control of Spring Bank, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.    Proposal to approve an amendment of Spring Bank’s certificate of incorporation to effect a reverse split of all outstanding shares of the Spring Bank common stock at a reverse stock split ratio as mutually agreed to by Spring Bank and F-star in the range of one new share for every                  to                  shares outstanding (or any number in between).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    Proposal to approve an amendment to the amended and restated certificate of incorporation of Spring Bank to change the corporate name of Spring Bank from “Spring Bank Pharmaceuticals, Inc.” to “F-star Therapeutics, Inc.” effective upon the closing of the Exchange.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    Proposal to approve a postponement or adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 or 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

Change of Address – Please print new address below

☐     By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statements electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date	Signature:	Date

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:

24 HOURS A DAY, 7 DAYS A WEEK.

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form. Follow the instructions at our Website Address:

http:// www.proxyvote.com.

OR

VOTE BY PHONE:

CALL TOLL-FREE 1-800-690-6903

24 HOURS A DAY, 7 DAYS A WEEK.

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

Proposal 1, Issuance of Spring Bank common stock pursuant to Exchange: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 2, Reverse Stock Split: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3, Spring Bank Name Change: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 4, Postponement or Adjournment of Special Meeting: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

Press 1 to consent to view future Annual Reports and Proxy Materials for this account via the Internet.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OR

VOTE BY PROXY CARD:

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING.